UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 1, 2011

AMBASSADORS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry Into a Material Definitive Agreement

(a)         APA Letter Agreement

On April 1, 2011, Ambassadors International, Inc. (the “Company”) entered into a letter agreement (the “APA Letter Agreement”) dated March 31, 2011 with Whippoorwill Associates, Inc., acting as agent for certain of its discretionary funds and accounts (“Whippoorwill”), under which Whippoorwill and the Company agreed, subject to receipt of bankruptcy court approval and the other conditions specified in the APA Letter Agreement and in the proposed form of Asset Purchase Agreement attached to the APA Letter Agreement, to enter into an asset purchase agreement in the form attached to the APA Letter Agreement (as it may be amended, supplemented or modified by agreement of the parties, the “Asset Purchase Agreement”), providing for Whippoorwill to purchase, through a designee of Whippoorwill to be formed prior to consummation of the transaction (the “Purchaser”), substantially all of the assets of the Company and the subsidiaries of the Company organized or incorporated in the United States (the “U.S. Subsidiaries”), including the equity interests in the Company’s foreign subsidiary that owns the Company’s Windstar Cruises business, in accordance with the terms and conditions set forth in the APA Letter Agreement and in the Asset Purchase Agreement.

Following execution of the APA Letter Agreement and the DIP Facility Letter Agreement (described below), on April 1, 2011, the Company and each of the U.S. Subsidiaries commenced voluntary bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), as described below in Item 1.03.

The APA Letter Agreement and the proposed Asset Purchase Agreement provide that the consideration to be paid by the Purchaser for the acquired assets will consist of (i) payment in cash and/or assumption by the Purchaser of all outstanding obligations of the Company and the U.S. Subsidiaries under the Company’s pre-petition secured credit facility governed by the 2010 Credit Agreement referred to below (under which $9.575 million principal amount of term loans are outstanding) and all obligations of the Company and the U.S. Subsidiaries under the DIP Credit Agreement described below, (ii) a credit bid and release of the Company and the U.S. Subsidiaries with respect to the Company’s outstanding 10% Senior Secured Notes in an amount of at least $19.0 million, and (iii) an assumption of specified liabilities of the Company and the U.S. Subsidiaries.  The APA Letter Agreement and the proposed Asset Purchase Agreement state that the consideration payable by the Purchaser is estimated to total approximately $40.0 million.

Under the terms of the APA Letter Agreement and the proposed Asset Purchase Agreement, consummation of the sale to the Purchaser will be subject to a number of conditions, including, among others, conditions related to Whippoorwill’s continued due diligence review; the accuracy of the representations and warranties of the parties; material compliance by the parties with their obligations under the Asset Purchase Agreement; the absence of a material adverse effect with respect to the business or assets of the Company or any of its subsidiaries; and compliance with certain specified deadlines for actions in connection with the Bankruptcy Case.   Consummation of the sale to the Purchaser will also be subject to obtaining an order of approval from the Bankruptcy Court (the “Sale Order”).   In addition, because the sale to the Purchaser will be conducted under the provisions of Section 363 of the Bankruptcy Code, it is subject to proposed bidding procedures, which will be set forth in a bidding procedures order to be entered by the Bankruptcy Court, and to receipt of a higher and better bid at auction.  It is anticipated that such bidding procedures order will provide that the Purchaser is the “stalking horse” bidder for substantially all of the assets of the Company and the U.S. Subsidiaries at the auction.  A Bankruptcy Court hearing on the proposed bidding procedures has been scheduled for Friday, April 15, 2011 (the “Bid Procedures Hearing”).  Neither the APA Letter Agreement nor the proposed Asset Purchase Agreement provides for the payment of any break-up fee to the Purchaser, Whippoorwill or any other party if a sale of the Company’s assets to another purchaser is consummated.

It is expected that the proposed Asset Purchase Agreement, with any modifications that may be agreed between Whippoorwill and the Company, will be entered into following approval of the relevant bidding procedures by the Bankruptcy Court.

A final hearing by the Bankruptcy Court to consider granting the Sale Order will be scheduled at the Bid Procedures Hearing.  Closing of the sale is currently anticipated to take place prior to June 30, 2011.

The foregoing description of the APA Letter Agreement and the proposed Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the APA Letter Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

(b)         DIP Facility Letter Agreement

On April 1, 2011, the Company entered into a letter agreement (the “DIP Facility Letter Agreement”) dated March 31, 2011 with Whippoorwill under which Whippoorwill agreed, subject to receipt of Bankruptcy Court approval and the other conditions specified in the DIP Facility Letter Agreement and in the proposed form of DIP Credit Agreement referred to below, to provide, through certain of its discretionary funds and accounts that are currently lenders to the Company and its subsidiaries (the “Lenders”), a secured debtor-in-possession financing facility (the “DIP Facility”) to the Company and its subsidiaries, to be used for working capital purposes, during the pendency of the Company’s bankruptcy proceedings, in accordance with the terms and conditions set forth in the DIP Letter Agreement and in the proposed form of Amended and Restated Credit Agreement to be executed by the Company, the U.S. Subsidiaries, the Company’s foreign subsidiaries, the Lenders and Law Debenture Trust Company of New York, as administrative and collateral agent (“Law Debenture”), substantially in the form attached to the DIP Facility Letter Agreement (as it may be amended, supplemented or modified by agreement of the parties, the “DIP Credit Agreement”).  Under the DIP Facility Letter Agreement and the proposed DIP Credit Agreement, if approval of the Bankruptcy Court is obtained and the other applicable conditions are satisfied, all amounts outstanding under the Company’s pre-petition working capital facility with the Lenders governed by the Credit and Guaranty Agreement dated as of March 23, 2010 (the “2010 Credit Agreement”), by and among the Company, certain subsidiaries of the Company, the lenders named therein (which are funds and accounts advised by Whippoorwill), and Law Debenture Trust Company of New York, as administrative and collateral agent (totaling $9.575 million in principal amount as of April 1, 2011), will immediately and automatically become indebtedness outstanding under the DIP Facility and, in addition, the Lenders will make new term loans during the pendency of the Bankruptcy Case in the aggregate amount of up to $10.0 million (provided that only $5.0 million in the aggregate of new term loans will be made prior to the date on which the Bankruptcy Court grants final approval of the DIP Facility).   The DIP Credit Agreement amends and restates the 2010 Credit Agreement in its entirety.

Following a hearing before the Bankruptcy Court on April 5, 2011, the Bankruptcy Court entered an order approving the DIP Facility on an interim basis (the “Interim DIP Order”).  Pursuant to the Interim DIP Order, the Company and its subsidiaries are authorized to enter into the DIP Credit Agreement and to draw up to $5.0 million of new term loans under the DIP Facility, pending the final hearing to approve the DIP Facility.

The DIP Credit Agreement will provide an immediate source of funds to the Company and its subsidiaries, enabling the Company and its subsidiaries to satisfy obligations associated with the ongoing operations of its business, including the timely payment of employee obligations, purchases of food, fuel and supplies, normal operating expenses and other obligations.  A hearing on the approval of the DIP Facility on a final basis has been scheduled before the Bankruptcy Court on April 26, 2011.

The Company expects that cash flows from the ongoing business and the availability under the DIP Credit Agreement will allow the Company to meet its liquidity needs during the sale process.

The DIP Credit Agreement includes customary representations, warranties and covenants.  It also includes events of default related to, among other things, the failure to make payments due thereunder, breach of covenants, material misrepresentations, cross-defaults, certain post-petition judgments, compliance with certain specified deadlines for actions in connection with the Bankruptcy Case and certain related matters.

Unless extended at the Company’s request and in Whippoorwill’s sole discretion, the commitments of the lenders under the DIP Credit Agreement will terminate, and all amounts outstanding thereunder will become due and payable, on July 31, 2011, or under certain circumstances on earlier dates as provided in the DIP Credit Agreement.

It is expected that the DIP Credit Agreement will be entered into, and the first loan will be made thereunder, on or about April 7, 2011.

The foregoing description of the DIP Facility Letter Agreement and the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Facility Letter Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.03           Bankruptcy or Receivership.

On April 1, 2011, as noted above, the Company and the U.S. Subsidiaries filed voluntary petitions in the Bankruptcy Court seeking relief under the provisions of the Bankruptcy Code (collectively, the “Chapter 11 Case”).  The Bankruptcy Court has approved the joint administration of the Chapter 11 Cases for procedural purposes.  (The Company’s foreign subsidiaries were not included in the Chapter 11 filings.)   The Company and the U.S. Subsidiaries intend to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On April 5, 2011, the Company received approval of  the Bankruptcy Court for a variety of first day motions to allow the Company to continue to conduct business as usual while the Company prepares for the sale of its assets.   In addition, as discussed in Item 1.01 above, on April 5, 2011, the Bankruptcy Court granted interim approval of the DIP Credit Agreement.

ITEM 2.04           Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Case described in Item 1.03 above constituted an event of default under the terms of the Company’s 2010 Credit Agreement.   Approximately $9.575 million principal amount of term loans are currently outstanding under the 2010 Credit Agreement.   Upon such event of default, the entire outstanding principal balance outstanding under the 2010 Credit Agreement and accrued interest became immediately due and payable without any action on the part of the agent or any lender.  The Company believes that any efforts to enforce the payment obligations under the 2010 Credit Agreement against the Company and its U.S. Subsidiaries would be stayed as a result of the filing of the Chapter 11 Case, but any efforts to enforce such obligations against the Company’s foreign subsidiaries would not be stayed.  However, the lenders under the 2010 Credit Agreement have agreed to forbear from taking any action to enforce such payment obligations, so long as no Event of Default under the DIP Credit Agreement has occurred and the Bankruptcy Court enters a final order with respect to the DIP Credit Agreement by April 26, 2011.

The filing of the Chapter 11 Case described in Item 1.03 above also constituted an event of default under the Indenture dated as of November 13, 2009 (the “Senior Secured Note Indenture”), among the Company, the subsidiary guarantors named therein, and Wilmington Trust FSB, as trustee, with respect to the Company’s 10% Senior Secured Notes due in 2012 (the “Senior Secured Notes”).  Approximately $19.7 million in principal amount of Senior Secured Notes are currently outstanding.  The Company has been advised that approximately 88% in principal amount of the outstanding Senior Secured Notes are held by certain funds and accounts advised by Whippoorwill.  Upon such event of default, the entire unpaid principal and accrued interest on the Senior Secured Notes became immediately due and payable without any action on the part of the trustee or the holders of the senior secured notes.  The Company believes that at any efforts to enforce the payment obligations under the Senior Secured Notes and the Senior Secured Note Indenture against the Company and its U.S. Subsidiaries would be stayed as a result of the filing of the Chapter 11 Case, but any efforts to enforce such obligations against the Company’s foreign subsidiaries would not be stayed.  However, Whippoorwill, as the holder of a majority in principal amount of the outstanding Senior Secured Notes, has agreed to forbear from taking any action to enforce such payment obligations, so long as no Event of Default under the DIP Credit Agreement has occurred and the Bankruptcy Court enters a final order with respect to the DIP Credit Agreement by April 26, 2011.

ITEM 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 4, 2011, the Company received notification from the staff of the Nasdaq Stock Market indicating that the staff of the Nasdaq Stock Market has determined, in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, that the Company’s  common stock will be delisted from the Nasdaq Stock Market in light of, among other things, the Company’s  announcement that it filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code. The notification states that Nasdaq trading in the Company’s  common stock will be suspended at the opening of business on April 13, 2011, and Nasdaq will request that the Securities and Exchange Commission remove the Company’s  securities from listing and registration on the Nasdaq Stock Market, unless the Company requests an appeal of the delisting decision.  The Company does not intend to appeal Nasdaq's delisting decision, and therefore it is expected that the common stock will be delisted.

ITEM 8.01           Other Events.

On April 1, 2011, the Company issued a press release announcing that the Company and its U.S. subsidiaries had filed voluntary petitions under Chapter 11 of the Bankruptcy Code, as described in greater detail in Item 1.03 above, and describing the proposed transactions with Whippoorwill.   The press release stated that the Company’s non-U.S. subsidiaries were not included in the Chapter 11 filing.  The press release also noted that all of the Company’s cruises are operating normally.  A copy of the April 1, 2011 press release is incorporated herein by reference and attached to this report as Exhibit 99.1.

On April 6, 2011, the Company issued a press release announcing that the Bankruptcy Court had granted interim approval of the DIP Credit Agreement and the Company’s requested first-day motions.  The press release also disclosed that the Company had received the notice of delisting from the Nasdaq Stock Market.  A copy of the April 6, 2011 press release is incorporated herein by reference and attached to this report as Exhibit 99.2.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(c)         Exhibits

Exhibit No.	Description

2.1	APA Letter Agreement

10.1	DIP Letter Agreement

99.1	April 1, 2011 Press Release

99.2	April 6, 2011 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 7,  2011

AMBASSADORS INTERNATIONAL, INC.

By:	/s/ Mark T. Detillion
Name:	Mark T. Detillion
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	APA Letter Agreement

10.1	DIP Letter Agreement

99.1	April 1, 2011 Press Release

99.2	April 6, 2011 Press Release